                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                      INTEGRATED DEFENSE TECHNOLOGIES, INC.

                            Adopted February 5, 2002


                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS

         SECTION 1.1. PLACE OF MEETINGS.

         Except as otherwise provided in the Amended and Restated Certificate of Incorporation, as may be amended from time to time (the "CERTIFICATE"), of Integrated Defense Technologies, Inc. (the "CORPORATION"), all meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors of the Corporation (the "BOARD").

         SECTION 1.2. ANNUAL MEETINGS.

         The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in each year on such day as may be fixed by the Board, at such hour as may be specified in the notice thereof.

         SECTION 1.3. NOTICE OF MEETINGS.

         Except as otherwise provided by law or the Certificate, not less than 10 nor more than 60 days' notice in writing of the place, day, hour and purpose or purposes of each meeting of the stockholders, whether annual or special, shall be given to each stockholder of record of the Corporation entitled to vote at such meeting, either by the delivery thereof to such stockholder personally or by the mailing thereof to such stockholder in a postage prepaid envelope addressed to such stockholder at his address as it appears on the stock transfer books of the Corporation. Notice of a stockholders' meeting to act on an amendment of the Certificate, a plan of merger or share exchange, a proposed sale of all, or substantially all of the Corporation's assets, otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger or share exchange or sale agreement. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend the meeting in person or by proxy, unless attendance is for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, or who shall waive notice thereof in a writing signed by the stockholder before, at or after such meeting. Notice of any adjourned meeting need not be given, except when expressly required by law.

         SECTION 1.4. QUORUM.

         Shares representing a majority of the votes entitled to be cast on a matter by all classes or series that are entitled to vote thereon and be counted together collectively, represented in person or by proxy at any meeting of the stockholders, shall constitute a quorum for the transaction of business thereat with respect to such matter, unless otherwise provided by law or the Certificate. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, the chairman of such meeting or the holder of shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum has been obtained, any business may be transacted that might have been transacted at the meeting as originally called.

         SECTION 1.5. ORGANIZATION AND ORDER OF BUSINESS.

         At all meetings of the stockholders, the Chairman of the Board of Directors or, in the Chairman's absence, such director of the Corporation as designated in writing by the Chairman of the Board of Directors shall act as chairman. In the absence of all of the foregoing persons, or, if present, with their consent, a majority of the shares entitled to vote at such meeting, may appoint any person to act as chairman. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders. In the absence of the Secretary, the chairman may appoint any person to act as secretary of the meeting.

         The chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

         At each annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this SECTION 1.5. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) with respect to the Corporation's first annual meeting following the initial public offering of shares of its common stock, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to stockholders,

(ii) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting of stockholders or (iii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, not less than 60 days before the date of the applicable annual meeting. A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder proposing such business, (c) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) the class, series and number of shares of stock of the Corporation beneficially owned by the stockholder and (e) any material interest of the stockholder in such business. The Secretary of the Corporation shall deliver each such stockholder's notice that has been timely received to the Board or a committee designated by the Board for review. Notwithstanding the foregoing, at any time that Veritas Capital Management, L.L.C. beneficially owns a majority of the then outstanding shares of common stock, $0.01 par value (the "Common Stock"), of the Corporation, notice by Veritas Capital Management, L.L.C. shall be timely and complete if delivered in writing or orally at any time prior to the annual meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this SECTION 1.5. The chairman of an annual meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this SECTION 1.5. If the chairman should so determine, he shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this SECTION 1.5, a stockholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including, but not limited to, Rule 14a-8 or its successor provision. For purposes of these Bylaws, the word "own" shall mean "beneficially own" as determined pursuant to Rule 13d-3 (or any successor provision thereto) under the Exchange Act.

         SECTION 1.6. VOTING.

         Unless otherwise provided by law or the Certificate, at each meeting of the stockholders each stockholder entitled to vote at such meeting may vote either in person or by proxy in writing. Unless demanded by a stockholder present in person or represented by proxy at any meeting of the stockholders and entitled to vote thereon or so directed by the chairman of the meeting, the vote on any matter need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting or his proxy, and it shall show the number of shares voted.

         SECTION 1.7. WRITTEN AUTHORIZATION.

         A stockholder or a stockholder's duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or such stockholder's duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such stockholder's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

         SECTION 1.8. ELECTRONIC AUTHORIZATION.

         The Secretary may approve procedures to enable a stockholder or a stockholder's duly authorized attorney-in-fact to authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the judges or inspectors of election can determine that the transmission was authorized by the stockholder or the stockholder's duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the judges or inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this SECTION 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         SECTION 1.9. JUDGES.

         One or more judges or inspectors of election for any meeting of stockholders may be appointed by the chairman of such meeting, for the purpose of receiving and taking charge of proxies and ballots and deciding all questions as to the qualification of voters, the validity of proxies and ballots and the number of votes properly cast.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 2.1. GENERAL POWERS AND NUMBER.

         The property, business and affairs of the Corporation shall be managed under the direction of the Board as from time to time constituted. The Board shall consist of ten directors, but the number of directors may be increased to any number, not more than 21 directors as set forth in the Certificate, or decreased to any number, not fewer than three directors, by amendment of these Bylaws, provided that no decrease in the number of directors shall shorten or terminate the term of any incumbent director. No director need be a stockholder.

         SECTION 2.2. NOMINATION AND ELECTION OF DIRECTORS.

         At each annual meeting of stockholders, the stockholders entitled to vote shall elect the directors. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this SECTION 2.2. Nominations of persons for election to the Board may be made by the Board or any committee designated by the Board or by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders who complies with the notice procedures set forth in this SECTION 2.2. Such nominations, other than those made by the Board or any committee designated by the Board, may be made only if written notice of a stockholder's intent to nominate one or more persons for election as directors at the applicable meeting of stockholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the Corporation and received (i) with respect to the Corporation's first annual meeting following the initial public offering of shares of its common stock, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to stockholders, (ii) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting of stockholders, (iii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, not less than 60 days before the date of the applicable annual meeting, or (iv) with respect to any special meeting of stockholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such stockholder's notice shall set forth (a) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder, (ii) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (iii) the class and number of shares of stock of the Corporation beneficially owned by such stockholder and (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; and (b) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person,
(ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation that are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act and (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The Secretary of the Corporation shall deliver each such stockholder's notice that has been timely received to the Board or a committee designated by the Board for review. Notwithstanding the foregoing, at any time that Veritas Capital Management, L.L.C. beneficially owns a majority of the then outstanding Common Stock, notice by Veritas Capital Management, L.L.C shall be timely and complete if delivered in writing or orally at least five business days prior to the date the Corporation mails its proxy statement in connection with such meeting of stockholders. Any person nominated for election as director by the Board or any committee designated by the Board shall, upon the request of the Board or such Committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination. The chairman of the meeting of stockholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this SECTION 2.2. If the chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 2.3. COMPENSATION.

         Each director, in consideration of such director's serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and Committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by such director in connection with the performance of such director's duties. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor. If the Board adopts a resolution to that effect, any director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.

         SECTION 2.4. PLACE OF MEETINGS.

         The Board may hold its meetings at such place or places within or without the State of Delaware as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 2.5. ORGANIZATIONAL MEETING.

         As soon as practicable after each annual election of directors, the newly constituted Board shall meet for the purposes of organization. At such organizational meeting, the newly constituted Board shall elect officers of the Corporation and transact such other business as shall come before the meeting. Any organizational meeting may be held at any time or place designated by the Board from time to time.

         SECTION 2.6. REGULAR MEETINGS.

         Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board then in effect, and, unless otherwise required by such resolution, or by law, notice of any such regular meeting need not be given.

         SECTION 2.7. SPECIAL MEETINGS.

         Special meetings of the Board shall be held whenever called by the Chairman of the Board of Directors or by the Secretary of the Corporation at the request of any two or more of the directors then in office. Notice of a special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than the third day before the day on which such meeting is to be held, or shall be sent addressed to him at such place by facsimile, telegraph, cable or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, unless required by the Certificate.

         SECTION 2.8. QUORUMS.

         At each meeting of the Board the presence of a majority of the number of directors fixed by these Bylaws shall be necessary to constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise provided by law or by these Bylaws. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting. Notice of any adjourned meeting need not be given.

         SECTION 2.9. WAIVERS OF NOTICE AND MEETINGS.

         Notwithstanding anything in these Bylaws or in any resolution adopted by the Board to the contrary, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director before, at or after the meeting, or if such director shall be present at the meeting. Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall be present thereat. Except as otherwise provided by law or these Bylaws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.

         SECTION 2.10. TELEPHONE MEETINGS.

         Members of the Board or any committee may participate in a meeting of the Board or such committee by means of a conference telephone or other means of communication whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

         SECTION 2.11. ACTIONS WITHOUT MEETINGS.

         Any action that may be taken at a meeting of the Board or of a committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed, either before or after such action, by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

         SECTION 2.12. CREATION OF COMMITTEES.

         In addition to the executive committee authorized by ARTICLE III of these Bylaws, to the extent permitted by law, the Board may from time to time by resolution adopted by a majority of the number of directors then in office create such other committees of directors as the Board shall deem advisable and with such limited authority, functions and duties as the Board shall by resolution prescribe. The Board shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

         SECTION 2.13. DIRECTOR REMOVAL.

         Directors may be removed, with or without cause, by the affirmative vote of a majority of the votes entitled to be cast by the then outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors ("VOTING SHARES") only when Veritas Capital Management, L.L.C. beneficially owns at least 50 percent of the then outstanding Voting Shares. At any time Veritas Capital Management, L.L.C. does not beneficially own at least 50 percent of the then outstanding Voting Shares, directors may be removed, only with cause, by the affirmative vote of a majority of the then outstanding Voting Shares.

                                   ARTICLE III
                               EXECUTIVE COMMITTEE

         SECTION 3.1. HOW CONSTITUTED AND POWERS.

         The Board, by resolution adopted pursuant to ARTICLE II, SECTION
2.12 hereof, may designate one or more directors to constitute an executive committee, who shall serve at the pleasure of the Board. The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board.

         SECTION 3.2. ORGANIZATION, ETC.

         The executive committee may choose a chairman and secretary. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board.

         SECTION 3.3. MEETINGS.

         Meetings of the executive committee may be called by any member of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be mailed to each member of the committee, addressed to his or her residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such place by telegraph, telex or telecopy or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

         SECTION 3.4. QUORUM AND MANNER OF ACTION.

         A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.

         SECTION 3.5. REMOVAL.

         Any member of the executive committee may be removed, with or without cause, at any time, by the Board.


         SECTION 3.6. VACANCIES.

         Any vacancy in the executive committee shall be filled by the Board.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.1. NUMBER, TERM, ELECTION.

         The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board may appoint such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation. Such officers and assistant officers shall serve until their successors shall be elected and qualify, or as otherwise provided in these Bylaws. Any two or more offices may be held by the same person.

         SECTION 4.2. CHAIRMAN OF THE BOARD OF DIRECTORS.

         The Chairman of the Board of Directors shall, subject to the control of the Board, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation and shall preside at all meetings of the Board and of the stockholders. The Chairman of the Board of Directors shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board.

         SECTION 4.3 CHIEF EXECUTIVE OFFICER.

         The Chief Executive Officer shall be the principal executive officer of the Corporation. The Chief Executive Officer, except where by law the signature of the President is required, shall possess the same power as the President to sign all deeds, bonds, contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President and the Chairman of the Board of Directors, if there be one, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

         SECTION 4.4 PRESIDENT.

         The President shall, subject to the control of the Board of Directors, the Chairman of the Board of Directors, and the Chief Executive Officer, if a person other than the President, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all deeds, bonds, contracts, certificates and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, if there be one, and the Chief Executive Officer, if a person other than the President, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors or Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

         SECTION 4.5. VICE PRESIDENTS.

         Each Vice President, if any, shall have such powers and perform such duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or any officer to whom the Chairman of the Board of Directors or the President may have delegated such authority. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, bonds, contracts, certificates and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

         SECTION 4.6. ASSISTANT VICE PRESIDENTS.

         The Assistant Vice President, or if there be more than one, the Assistant Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of any Vice President, perform the duties and exercise the powers of each Vice President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 4.7. CHIEF FINANCIAL OFFICER.

         The Chief Financial Officer shall have such powers and perform such duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or any officer to whom the Chairman of the Board of Directors or the President may have delegated such authority. If the Board shall so determine, the Chief Financial Officer shall give a bond for the faithful performance of the duties of the office of the Chief Financial Officer, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Chief Financial Officer may be performed by one or more assistants, to be appointed by the Board.

         SECTION 4.8. SECRETARY.

         The Secretary shall keep the minutes of meetings of stockholders, of the Board, and, when requested, of committees of the Board, and shall attend to the giving and serving of notices of all meetings thereof. The Secretary shall keep or cause to be kept such stock transfer and other books, showing the names of the stockholders of the Corporation, and all other particulars regarding them, as may be required by law. The Secretary shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the

Chairman of the Board of Directors, the Chief Executive Officer, the President or any officer to whom the Chairman of the Board of Directors or the President may have delegated such authority. To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.

         SECTION 4.9. ASSISTANT SECRETARY.

         The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE V
                            REMOVALS AND RESIGNATIONS

         SECTION 5.1. REMOVAL OF OFFICERS.

         Any officer, assistant officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion. Any officer or agent appointed otherwise than by the Board of Directors may be removed at any time, either with or without cause, by any officer having authority to appoint such an officer or agent, except as may be otherwise provided in these Bylaws. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed. Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.

         SECTION 5.2. RESIGNATION.

         Any director, officer or assistant officer of the Corporation may resign as such at any time by giving written notice of his resignation to the Board, the Chairman of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5.3. VACANCIES.

         Any vacancy in the office of any officer or assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.

                                   ARTICLE VI
                CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

         SECTION 6.1. EXECUTION OF CONTRACTS.

         Except as otherwise provided by law or by these Bylaws, the Board
(i) may authorize any
officer, employee or agent of the Corporation to execute and deliver any deed, bond, contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation. Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board. Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.

         SECTION 6.2. LOANS.

         No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board. When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

         SECTION 6.3. CHECKS, DRAFTS, ETC.

         All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

         SECTION 6.4. DEPOSITS.

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Chief Financial Officer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

         SECTION 6.5. VOTING OF SECURITIES.

         Unless otherwise provided by the Board, the Chief Executive Officer or President may from time to time appoint an attorney or attorneys, or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.

                                   ARTICLE VII
                                  CAPITAL STOCK

         SECTION 7.1. SHARES.

         Shares of the Corporation may but need not be represented by certificates.

         When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the Delaware General Corporation Law (the "DGCL") and as determined by the Board, to every stockholder for the fully paid shares owned by such stockholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board of Directors or the President and the Secretary or an Assistant Secretary of the Corporation and may bear the corporate seal of the Corporation or its facsimile. All certificates for the Corporation's shares shall be consecutively numbered or otherwise identified.

         The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by stockholders or for any other corporate purpose.

         When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the stockholder to whom such shares have been issued or transferred a written statement of the information required by the DGCL to be included on certificates.

         SECTION 7.2. STOCK TRANSFER BOOKS AND TRANSFER OF SHARES.

         The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each stockholder of record, together with such stockholder's address and the number and class or series of shares held by such stockholder. Shares of stock of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder's duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary of the Corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its stockholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

         SECTION 7.3. HOLDER OF RECORD.

         Except as otherwise required by the DGCL, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

         SECTION 7.4. RECORD DATE.

         For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         SECTION 7.5. LOST, DESTROYED OR MUTILATED CERTIFICATES.

         In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

         SECTION 7.6. TRANSFER AGENT AND REGISTRAR; REGULATIONS

         The Corporation may, if and whenever the Board so determines, maintain in the State of Delaware or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates.

                                  ARTICLE VIII
                                      SEAL

         The Board of Directors may, by resolution, adopt a corporate seal. The corporate seal shall be a die and have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.

                                   ARTICLE IX
                                   FISCAL YEAR

         The fiscal year of the Corporation shall be determined by the Board of Directors.